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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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AMERICAN COUNTRY HOLDINGS INC.

April 30, 2001

Dear Stockholder:

    American Country Holdings Inc.'s annual meeting of stockholders will be held at 10:30 a.m. local time on Thursday, June 7, 2001, at 222 North LaSalle Street, Suite 400, Chicago, Illinois 60601.

    The notice of meeting, proxy statement and proxy card are included with this letter. The formal business of the meeting is described in the attached notice of meeting. After completion of that business, there will be an update on developments in our business and markets.

    It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                      Sincerely,

                      /s/ John A. Dore
                      John A. Dore
                      Chairman, President
                      and Chief Executive Officer

AMERICAN COUNTRY HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    June 7, 2001

    The annual meeting of stockholders of American Country Holdings Inc., a Delaware corporation, will be held at 222 North LaSalle Street, Suite 400, Chicago, Illinois 60601, at 10:30 a.m. local time, on Thursday, June 7, 2001, for the following purposes:

  (1)
  To elect six directors of American Country for the ensuing year.

  (2)
  To authorize and approve of the issuance of common stock representing 20% or more of the outstanding shares of common stock of American Country upon the exercise of the Class A warrants and Series A preferred stock.

  (3)
  To ratify the appointment of PricewaterhouseCoopers LLP as American Country's independent auditors for the fiscal year ended December 31, 2001.

  (4)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on April 19, 2001 has been fixed as the record date for determination of those stockholders entitled to vote at the meeting. Only holders of record of shares of our Common Stock on that date will be entitled to vote.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                      By Order of the Board of Directors,

                      /s/ Ronald Jay Gold
                      Ronald Jay Gold
                      Secretary

April 30, 2001

AMERICAN COUNTRY HOLDINGS INC.

222 North LaSalle Street
Chicago, Illinois 60601

PROXY STATEMENT

    This proxy statement and the enclosed proxy card are being mailed on or about May 14, 2001, to stockholders of American Country Holdings Inc. ("American Country" or "Company") in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting (the "Meeting") of stockholders to be held on June 7, 2001, and any adjournments thereof.

    American Country will bear the total cost of this solicitation. In addition to the mails, proxies may be solicited by officers and other employees of American Country, without extra remuneration, by personal interviews, telephone and telecopy. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote at the Meeting, and such parties will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith.

OUTSTANDING SHARES AND VOTING RIGHTS

    At the close of business on April 19, 2001, the record date for determining stockholders entitled to notice of and to vote at the Meeting, there were 9,016,360 shares of Common Stock outstanding and entitled to one vote per share and 405,000 shares of Preferred Stock outstanding that were entitled to a total of 2,314,283 votes. All of the outstanding shares of Common Stock and Preferred Stock are entitled to vote on all matters which properly come before the Meeting.

    Each proxy that is properly signed and received prior to the Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the six nominees for director listed in this Proxy Statement, for the authorization and approval of the issuance of Common Stock representing 20% or more of the outstanding shares of Common Stock and FOR ratification of the appointment of PricewaterhouseCoopers LLP. A stockholder that has given a proxy may revoke such proxy at any time before it is voted at the Meeting by delivering a written notice of revocation or a duly executed proxy bearing a later date to the Secretary of American Country or by attending the meeting and voting in person.

    A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of Common Stock and Preferred Stock of American Country, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. In the event that a quorum is not present at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

    The six nominees for director who receive the greatest number of votes cast in person or by proxy at the Meeting will be elected as our directors. The vote required for ratification of the authorization and approval of the issuance of Common Stock representing 20% or more of the outstanding shares of Common Stock is the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting. The vote required for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2001 is the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of April 19, 2001, the ownership of Common Stock, Common Warrants, Class A Warrants and Preferred Stock by each director of American Country, by each of the Named Officers (as defined below under "Executive Compensation"), by all current executive officers and directors of American Country as a group, and by all persons known to American Country to be beneficial owners of more than five percent of the Common Stock, the Common Warrants, the Class A Warrants or the Preferred Stock. The Common Stock and the Preferred Stock are our only outstanding classes of voting securities. The information set forth in the table as to directors and officers is based upon information provided to us by such persons in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o American Country Holdings Inc., 222 North LaSalle Street, Suite 1600, Chicago, Illinois 60601.

	Common Stock(1)			Common Warrants(1)(2)
Name and Position of Beneficial Owner	Ownership(3)		Percent of Class(3)	Ownership		Percent of Class(4)
Martin L. Solomon, Director	2,142,856	(4)	23.77	22,705		1.11
Wilmer J. Thomas, Jr., Director	2,069,086	(5)	22.95	—		—
John A. Dore, Chairman of the Board, President and Chief Executive Officer	885,723	(6)	9.82	—		—
William J. Barrett, Director	283,192	(7)	3.14	95,468	(8)	4.64
Edwin W. Elder, Director	101,320	(9)	1.12	—		—
Richard H. Konrad	0
Ronald J. Gold, Secretary	12,727	(10)	*	—		—
John G. McMillian, Director	30,000	(11)	*	—		—
Karla M. Violetto, Vice President and Chief Financial Officer	37,094	(12)	*	—		—
Frontier Insurance Group, Inc. 915 Lake Louise Marie Road Rockhill, New York 12775	2,000,086		22.18	—		—
All directors and executive officers as a group (8 persons)	5,561,998		61.69	118,173		5.75

and

	Class A Warrants(1)(13)		Preferred Stock(1)(14)
Name and Position of Beneficial Owner	Ownership	Percent of Class	Ownership	Percent of Class
Martin L. Solomon, Director	—	—	100,000	24.69
Wilmer J. Thomas, Jr., Director	—	—	100,000	24.69
John A. Dore, Chairman of the Board, President and Chief Executive Officer	142,857	17.54	—	—
William J. Barrett, Director	57,143	7.02	—	—
PSCO Partners Limited Partnership	300,000	36.84	—	—
PSCO Partners Limited Partnership Two	200,000	24.56	—	—
Thomas M. Dore and Catherine L. Dore	57,143	7.02	—	—
Research Underwriters	57,143	7.02	—	—
American Service Insurance Company, Inc.(15)	—	—	20,000	4.94
Lincoln General Insurance Company(15)	—	—	40,000	9.88
Universal Casualty Company(15)	—	—	40,000	9.88
United Capitol Insurance Company(16)	—	—	100,000	24.69
All directors and executive officers as a group (8 persons)	200,000	24.56	200,000	49.38

(1)
The table reflects the number of Common Shares, Preferred Stock, Common Warrants and Class A Warrants outstanding at April 19, 2002.

(2)
Common Warrants are not entitled to vote. Each Common Warrant entitles the holder to purchase .728 shares for $5.50 through August 31, 2001. On April 16, 2001, there were 2,054,129 Common Warrants outstanding.

(3)
Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated. Percentages less than one percent are indicated by an asterisk.

(4)
Includes options to purchase 130,000 shares of Common Stock.

(5)
Includes options to purchase 67,500 shares of Common Stock.

(6)
Includes (i) options to purchase 500,000 shares of Common Stock, (ii) 7,000 shares owned by Mr. Dore's qualified retirement plan, and (iii) 6,165 beneficially owned of record by Mr. Dore's children, with respect to which Mr. Dore disclaims beneficial ownership.

(7)
Includes (i) options to purchase 67,500 shares of Common Stock, (ii) 101,284 shares owned by Mr. Barrett's qualified retirement plan and (iii) 30,053 shares beneficially owned of record by Mr. Barrett's spouse, with respect to which Mr. Barrett disclaims beneficial ownership.

(8)
Includes 44,117 warrants owned by Mr. Barrett's qualified retirement plan and 17,646 warrants owned by Mr. Barrett's spouse with respect to which Mr. Barrett disclaims beneficial ownership.

(9)
Includes options to purchase 100,325 shares of Common Stock.

(10)
Includes options to purchase 12,053 shares of Common Stock.

(11)
Includes options to purchase 30,000 shares of Common Stock. Mr. McMillian resigned as a director of the Company in February, 2001.

(12)
Includes options to purchase 30,000 shares of Common Stock.

(13)
Class A Warrants are not entitled to vote. Each Class A Warrant entitles the holder to purchase one share of Common Stock for $1.925 per share through December 29, 2005.

(14)
Each share of Series A Convertible Preferred Stock has an initial stated value of $10 and an initial conversion price of $1.75 per share. On April 16, 2001, there were 405,000 shares of preferred stock outstanding.

(15)
American Service Insurance Company, Inc., Lincoln General Insurance Company and Universal Casualty Company are subsidiaries of Kingsway Financial Services Inc.

(16)
United Capitol Insurance Company is a wholly owned subsidiary of Frontier Insurance Group, Inc.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

    Six members of the Board of Directors are proposed to be elected at the Meeting to serve until the 2002 annual meeting and until their respective successors have been elected and qualified. Each of the nominees is currently a director of American Country and has served continuously as such since the date indicated in his biography below. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting (which is not anticipated), proxies will be voted for the election of such person or persons as may be designated by the present Board of Directors. Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy.

    Set forth below is information as to each nominee for director.

    The Board of Directors recommends a vote FOR the election of each of the following nominees for director.

    John A. Dore, 50, was appointed a director and Co-Chairman and Chief Executive Officer of the Company in August 2000. In February 2001, Mr. Dore was appointed to the additional positions of Chairman and President. From 1990-1998, Mr. Dore was President and Chief Executive Officer of Financial Institutions Insurance Group Ltd. and its successor company, Dearborn Risk Management Inc. From 1998-1999, Mr. Dore was Executive Vice President and Director of Gryphon Holding, Inc. Mr. Dore is a director of Dearborn Risk Management Inc. and Realm National Insurance Company. Mr. Dore has a B.A. from Yale University and an MBA from Northwestern University's Kellogg Graduate School of Management.

    Martin L. Solomon, 64, was elected a director and Chairman of the Board of Directors of American Country in July, 1997. Mr. Solomon also served as the President and Chief Executive Officer of the Company until January, 2001. From 1986 to 1996, Mr. Solomon was a director and Vice Chairman of Great Dane Holdings, Inc., which was a manufacturer of truck trailers and automobile stampings, taxicab company operations and, through its ownership of American Country Insurance Company prior to July 1997, property and casualty insurance. Mr. Solomon is a director of the following publicly- held corporations: XTRA Corporation, a transportation equipment leasing company; Hexcel Corp., a manufacturer of composites; Telephone and Data Systems, Inc., a diversified telecommunications service company with established wireless and wireline operations; eMagin Corporation, a developer of virtual imaging technology; and MFN Financial Corporation, a consumer finance company.

    William J. Barrett, 61, has served as a director of American Country since January 1992. Mr. Barrett served as the Secretary of American Country from August 1992 until March 9, 1999. Mr. Barrett has been employed as a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than seven years. Mr. Barrett is a director of the following publicly-held corporations: Supreme Industries, Inc., a specialized truck body manufacturer; and TGC Industries, Inc., a provider of geophysical services to the oil and gas industries.

    Edwin W. Elder, 58, was elected a director of American Country in July, 1997. Mr. Elder also served as President and Chief Operating Officer of American Country until January 2001. Mr. Elder also served as President and a director of American Country Insurance Company since 1993. From 1985 to 1993, he served as Senior Vice President of Operations for Employers' Health Insurance Company and IDS Property Casualty. Mr. Elder has 30 years of experience in the insurance industry and started his career with State Farm Insurance Company after leaving the United States Army, where he attained the rank of Captain. He is a CPCU (Chartered Property & Casualty Underwriter) and an FLMI (Fellow Life Management Institute).

    Wilmer J. Thomas, Jr., 74, was elected a director of American Country in July, 1997. Mr. Thomas is a private investor and financial consultant. From 1986 to 1996, Mr. Thomas was a director and Vice Chairman of Great Dane Holdings, Inc., which was a manufacturer of truck trailers and automobile stampings, taxicab company operations and, through its ownership of American Country Insurance Company prior to July 1997, property and casualty insurance. Mr. Thomas is a director of Moore Medical Corp., a publicly held pharmaceutical and surgical supply company.

    Richard H. Konrad, 48, is a private investor and management consultant. He has served as a director of the Company since February 15, 2001. From 1989 to 2000, Mr. Konrad was a director and Vice President of Lincluden Management Limited, a Canadian investment counseling firm, and affiliate of United Asset Management. From 1983 to 1989, Mr. Konrad was a portfolio manager, vice-president and director of Sceptre Investment Counsel, a Canadian investment management firm. He is a Chartered Financial Analyst and has served as a member of shareholder advisory councils to a number of publicly traded corporations.

Board of Directors and Its Committees

    The Board of Directors has a standing Audit Committee that consists exclusively of non-employee directors. The Audit Committee meets with our independent auditors, reviews audit procedures, receives recommendations and reports from the auditors and reviews internal controls. The Audit Committee currently consists of Mr. Barrett (Chairman) and Messrs. Konrad and Thomas. The Audit Committee met four times during fiscal 2000.

    The Board of Directors has a standing Compensation Committee that currently consists of Mr. Barrett (Chairman) and Mr. Solomon. The Compensation Committee is responsible for reviewing and recommending to the full Board of Directors compensation of officers and directors and administration of American Country's various employee benefit plans. The Compensation Committee met four times during fiscal 2000.

    The Board of Directors has a standing Nomination Committee that currently consists of Mr. Solomon (Chairman) and Mr. Barrett.

    The Board of Directors held five meetings during fiscal 2000. All of the directors attended each meeting of the Board of Directors except Mr. McMillian who attended three of the meetings.

Compensation of Directors

    Messrs. Barrett, Elder and Konrad each receives a quarterly retainer fee of $1,500 for his services as a director, and, if applicable, an annual retainer fee of $3,000 for his services as a committee chairman. Messrs. Barrett, Elder and Konrad each also receives $2,000 plus travel expenses for each Board of Directors meeting that he attends. Our other directors have waived all fees, but are reimbursed for their out-of-pocket expenses. Messrs. Barrett, Elder and Konrad each receives a per meeting fee of $500, for committee meetings not held during board meetings, and $250 per telephonic committee meeting.

Executive Officers

    The following table lists all non-director executive officers of the Company. Officers are appointed by the Board of Directors.

Name	Age	Position with the Company and Business Experience
Karla M. Violetto	33	Karla M. Violetto was appointed Vice President and Chief Financial Officer of the Company and its subsidiaries in March, 2000. Ms. Violetto has 12 years of experience in the insurance industry. Prior to joining American Country as Manager—Corporate Reporting and Financing in July, 1999, Ms. Violetto was a senior associate at PricewaterhouseCoopers, LLP. Ms. Violetto received her bachelor's degree in accountancy from DePaul University in 1989 and is a certified public accountant.

EXECUTIVE COMPENSATION

    Set forth in the table below is information regarding the annual and long-term compensation for the fiscal years ended December 31, 2000, 1999 and 1998, for the Chief Executive Officer, executive officers of American Country and certain executive officers of American Country Insurance Company (collectively, the "Named Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Stock Options (# of Shares)	All Other Compensation(1)
John A. Dore, Chairman of the Board, President and Chief Executive Officer(2)	2000	$91,146	$0	—	500,000	7,410
Martin L. Solomon, Co-Chairman(3) Chairman of the Executive Committee	2000 1999 1998	$0 0 0	$0 0 0	— — —	5,000 125,000 —	— — —
Edwin W. Elder, III, President and Chief Operating Officer(4)	2000 1999 1998	$219,000 211,000 193,600	$25,000 0 50,000	— — —	87,500 3,750 9,075	17,944 15,313 19,162
Karla M. Violetto, Vice President and Chief Financial Officer(5)	2000	$104,650	$25,000	—	30,000	7,216
Daniel R. DeLeo, Executive Vice President of American Country Insurance Company(6)	2000 1999 1998	$149,000 143,200 131,400	$25,000 0 28,000	— — —	60,000 2,500 4,732	10,342 6,086 4,867
Ronald J. Gold, Corporate Secretary	2000 1999 1998	$149,742 135,085 128,153	$2,500 5,500 5,000	— — —	9,000 625 2,428	1,806 2,478 3,150
Robert S. Silver, Vice President—Marketing of American Country Insurance Company(7)	2000 1999 1998	$316,816 160,500 119,700	$32,100 32,100 30,000	— — —	0 1,250 2,347	8,626 10,952 9,369

(1)
The compensation reported represents expense reimbursement, car allowance and travel allowance and, in the case of Mr. Elder, supplemental life insurance.

(2)
Mr. Dore is employed as Chairman, President and Chief Executive Officer of American Country through August 17, 2002 pursuant to an Employment Agreement dated August 17, 2000. Mr. Dore's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Mr. Dore has given written notice of non-renewal at least ninety (90) days prior to that anniversary date. He receives an annual base salary of $250,000, and he is eligible to participate in incentive plans as the Company may have in effect for key executives from time to time. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

(3)
Mr. Solomon served as Chairman of the Board, President and Chief Executive Officer of American Country from July, 1997 until August 2001. Mr. Solomon did not receive any salary or bonus for his services as President and Chief Executive Officer due to his large ownership interest in American Country. Mr. Solomon has been granted stock options pursuant to American Country's Stock Option Plan, as amended.

(4)
Mr. Elder was employed as the President and Chief Operating Officer of American Country and as President and Chief Operating Officer of American Country Insurance Company through January 2001, pursuant to an Employment Agreement effective as of April 1, 2000, Mr. Elder received an annual base salary of $219,000, with an annual cash incentive bonus, determined by the Board of Directors, of not less than one percent (1%) of the net after tax earnings of American Country provided that 90% of forecasted results are met.

(5)
Ms. Violetto is employed as Vice President and Chief Financial Officer of American Country through September 1, 2002 pursuant to an Employment Agreement dated September 1, 2000. Ms. Violetto's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Ms. Violetto has given written notice of non-renewal at least thirty (30) days prior to that anniversary date. She receives an annual base salary of $114,400, and she is eligible to participate in American Country's Senior Officer Bonus Plan. She will receive severance benefits of twice her compensation if her employment is terminated under certain circumstances after a change in control and lesser benefits if her employment is terminated under other circumstances. Ms. Violetto was appointed Vice President and Chief Financial Officer in March, 2000. She joined American Country in July, 1999. Compensation information, therefore, is included for Ms. Violetto only for 2000.

(6)
Mr. DeLeo is employed as an Executive Vice President of American Country Insurance Company through April 1, 2002 pursuant to an Employment Agreement dated April 1, 2000. Mr. DeLeo's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Mr. DeLeo has given written notice of non-renewal at least thirty (30) days prior to that anniversary date. He receives an annual base salary of $149,000, and he is eligible to participate in American Country's Senior Officer Bonus Plan. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

(7)
Mr. Silver was employed as the Vice President—Operations of American Country Insurance Company through November 10, 2001, pursuant to an Employment Agreement dated December 28, 1998. He received an annual base salary of $171,735, a bonus of $32,100, and severance benefits in 2000. He is entitled to an additional $170,000 in severance payments, payable in 2001.

Option Grants in 2000

    In connection with the acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of American Country Insurance Company in July 1997, American Country assumed a Stock Option Plan, as amended, under which options to purchase up to a maximum of 750,000 shares of common stock may be granted to directors, officers and other key employees. Stock options granted under the Stock Option Plan, which may be either incentive stock options or nonqualified stock options for federal income tax purposes, expire up to ten years after the date of grant and become exercisable over a three-year period. Employees who leave American Country have 90 days to exercise their options. In May 1999, our stockholders approved an amendment to the Stock Option Plan which, among other things, increased the maximum number of shares available for the grant of stock options under the Stock Option Plan at any date to an amount equal to five percent (5%) of the shares issued and outstanding on the January 1st last preceding such date. The amendment also eliminated the limitation on the number of shares that may be granted to any individual in any calendar year.

    In April 2000, 1,250 stock options were granted to employees of the Company. These options have a seven-year term and vest at 33 1/3% per year and become fully exercisable two years after the date of grant. In August 2000, 600,000 stock options were granted to employees of the Company. Some of these options are immediately exercisable and others vest at 33 1/3% per year and become fully exercisable four years after the date of grant. Of these options, 300,000 have a five-year term and 300,000 have a ten-year term. In November 2000, 341,250 options were granted to employees of the Company. These additional options have a five-year term and vest at 33 1/3% per year and become fully exercisable two years after the date of grant. Some of these options include a performance criteria clause which requires the Company's Common Stock to trade at a specified price for a specified length of time before the options are exercisable.

    The following table sets forth certain information as to options to purchase common stock granted to our directors and the Named Officers under the Stock Option Plan and the potential realizable value of each grant of options, assuming that the market price of the underlying common stock appreciates in value during the option term at annualized rates of 5% and 10%.

Option Grants In Last Fiscal Year

Individual Grants

		Percent of total options granted to employees in fiscal year
	Number of Securities Underlying Options Granted(1)				Potential realizable value at assumed annual rates of stock price appreciation for option term:
			Exercise price ($ per Share)
				Expiration Date	5%($)	10%($)
John A. Dore(1)	300,000	31.83%	$2.88	Aug. 17, 2010	$1,407,365	$2,240,993
John A. Dore	300,000	31.83%	2.88	Aug. 17, 2005	1,407,365	2,240,993
Martin L. Solomon	5,000	0.53%	3.25	Nov. 14, 2005	20,740	26,171
Wilmer J. Thomas, Jr.	5,000	0.53%	3.25	Nov. 14, 2005	20,740	26,171
William J. Barrett	5,000	0.53%	3.25	Nov. 14, 2005	20,740	26,171
John G. McMillian	5,000	0.53%	3.25	Nov. 14, 2005	20,740	26,171
Edwin W. Elder	87,500	9.28%	3.25	Nov. 14, 2005	362,943	457,989
Ronald J. Gold	9,000	0.95%	3.25	Nov. 14, 2005	37,331	47,107
Daniel R. DeLeo	60,000	6.37%	3.25	Nov. 14, 2005	248,875	314,049
Karla M. Violetto	28,750	3.05%	3.25	Nov. 14, 2005	119,253	150,482
Karla M. Violetto	1,250	0.13%	3.25	Apr. 13, 2005	6,190	7,811

(1)
Mr. Dore exercised options to purchase 100,000 options.

Option Exercises and Fiscal Year-End Values

    Options to purchase 100,000 shares of Common Stock were exercised during the fiscal year ended December 31, 2000. The exercise price of the shares was $2.88, for a total of $288,000.

Retirement Plans

    Substantially all salaried employees of American Country who are at least 21 years of age are eligible to participate in a 401(k) retirement plan. Employees may contribute from 1% to 5% of their eligible compensation to the plan. American Country matches 50% of employee contributions up to a maximum of 2.5% of eligible compensation.

    In addition to the 401(k) retirement plan, substantially all salaried employees of American Country are covered by a post-retirement benefit plan. The plan is noncontributory and provides medical and life insurance for employees who retire after attaining age 62 with 25 years of service.

Employment Agreements with Named Officers

    Mr. Dore is employed as Chairman, President and Chief Executive Officer of American Country through August 17, 2002 pursuant to an Employment Agreement dated August 17, 2000. Mr. Dore's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Mr. Dore has given written notice of non-renewal at least ninety (90) days prior to that anniversary date. He receives an annual base salary of $250,000, and he is eligible to participate in incentive plans as the Company may have in effect for key executives from time to time. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

    Ms. Violetto is employed as Vice President and Chief Financial Officer of American Country through September 1, 2002 pursuant to an Employment Agreement dated September 1, 2000. Ms. Violetto's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Ms. Violetto has given written notice of non-renewal at least thirty (30) days prior to that anniversary date. She receives an annual base salary of $114,400, and she is eligible to participate in American Country's Senior Officer Bonus Plan. She will receive severance benefits of twice her compensation if her employment is terminated under certain circumstances after a change in control and lesser benefits if her employment is terminated under other circumstances. Ms. Violetto was appointed Vice President and Chief Financial Officer in March, 2000. She joined American Country in July, 1999.

    Mr. DeLeo is employed as an Executive Vice President of American Country Insurance Company through April 1, 2002 pursuant to an Employment Agreement dated April 1, 2000. Mr. DeLeo's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Mr. DeLeo has given written notice of non-renewal at least thirty (30) days prior to that anniversary date. He receives an annual base salary of $149,000, and he is eligible to participate in American Country's Senior Officer Bonus Plan. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

    Mr. Silver was employed as the Vice President—Operations of American Country Insurance Company through November 10, 2001, pursuant to an Employment Agreement dated December 28, 1998. He received an annual base salary of $171,735, a bonus of $32,100, and severance benefits in 2000. He is entitled to an additional $170,000 in severance payments, payable in 2001.

Compensation Committee Report on Compensation of Executive Officers

    The Compensation Committee of the Board of Directors is pleased to present its report on executive compensation. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees of American Country and grants options to purchase Common Stock. This report documents the components of American Country's executive officer compensation programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to American Country's executive officers, including the Named Officers.

    This report shall not be deemed filed, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing, under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that American Country specifically incorporates this information by reference.

    Compensation Philosophy.  Our compensation philosophy is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in stockholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

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  Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

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  Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within American Country.

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  Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

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  Implement a balance between short and long-term compensation (in the form of stock options) to complement our annual and long-term business objectives and strategies and encourage executive performance in furtherance of the fulfillment of those objectives.

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  Provide variable compensation opportunities based on the performance of American Country, encourage stock ownership by executives and align executive remuneration with the interests of stockholders.

    Compensation Program Components.  The Compensation Committee regularly reviews our compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of American Country. The particular elements of the compensation program for executive officers are further explained below:

    Base Salary.  American Country's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Compensation Committee as reasonable and necessary.

    Annual Incentives.  American Country has historically awarded cash bonuses to certain of our salaried employees (including the Named Officers). Bonuses are based on various factors, including prior year profitability, management development and other performance measures.

    Stock Option Program.  The Compensation Committee believes that by providing those persons who have substantial responsibility over the management and growth of American Country with an opportunity to increase their ownership of our stock, the interests of stockholders and executives will be closely aligned. Therefore, our officers (including the Named Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Compensation Committee may determine from time to time. The number of stock options granted to executive officers is based on competitive practices.

    Chairman, President and Chief Executive Officer Compensation.  Mr. Dore is employed as Chairman, President and Chief Executive Officer of American Country through August 17, 2002 pursuant to an Employment Agreement dated August 17, 2000. Mr. Dore's Employment Agreement automatically renews for one additional year on the anniversary date beginning in 2001, unless either American Country or Mr. Dore has given written notice of non-renewal at least ninety (90) days prior to that anniversary date. He receives an annual base salary of $250,000, and he is eligible to participate in incentive plans as the Company may have in effect for key executives from time to time. He will receive severance benefits of twice his compensation if his employment is terminated under certain circumstances after a change in control and lesser benefits if his employment is terminated under other circumstances.

    Summary.  After its review of all existing programs, the Committee continues to believe that the total compensation program for our executives is focused on enhancing corporate performance and increasing value for stockholders. The foregoing report has been approved by all members of the Compensation Committee.

                      Respectfully submitted,

                      /s/ William J. Barrett
                      William J. Barrett
                      /s/ Martin L. Solomon
                      Martin L. Solomon

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee are Messrs. Barrett and Solomon. None of our executive officers serves on the board of directors of another company in any instance where an executive officer of the other company serves on our Board of Directors.

Performance Graph

    Rules promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act require that we include in this proxy statement a line-graph presentation comparing cumulative shareholder returns for the last five fiscal years with the Nasdaq Composite Index and either a nationally recognized industry index or an index of peer group companies selected by American Country. We chose the Nasdaq Insurance Index for purposes of this comparison. The graph that follows assumes the investment of $100 on December 31, 1995, and the reinvestment of dividends (rounded to the nearest dollar).

(1)
The information provided for the periods December 31, 1995 through July1997 is for The Western Systems Corp., which was the predecessor company to American Country.

PROPOSAL TWO—AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE EXERCISE OF THE CLASS A WARRANTS AND SERIES A PREFERRED STOCK.

    In December 2000, American Country sold 814,286 units and 405,000 shares of Series A Convertible Preferred Stock in a private placement exempt from registration under the Securities Act of 1933, (the "Private Placement"). The units consisted of one share of Common Stock and one Class A Warrant. The Private Placement may result in the issuance of 20% or more additional shares of Common Stock at a price below market or book value. The Subscribers to the Private Placement requested, and American Country agreed, that American Country submit the proposal for approval by its shareholders.

Summary of Terms of the Private Placement

    The following summary of the Private Placement is based on the Subscription Agreements, used in connection with the sale of the units and Series A Convertible Preferred Stock, the Class A Warrant agreement dated as of December 29, 2000 between American Country and American Stock Transfer & Trust Company, as Warrant Agent, the Class A Warrant, Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock and the Certificate of Amendment of Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock.

    On December 27, 2000, pursuant to the terms and conditions of the Subscription Agreements, the Subscribers paid to American Country an aggregate of $5,475,000 with American Country receiving net proceeds, after deduction of the selling concessions and offering expenses of approximately $224,000. Janney Montgomery Scott LLC, an investment banking firm, acted as placement agent, and received $193,500 for their services.

Terms of the Class A Warrants

    The terms of the Class A Warrants are set forth in the Class A Warrant agreement dated as of December 29, 2000 between the Company and our transfer agent.

    Each Class A Warrant entitles the holder to purchase one share of Common Stock, at an exercise price of $1.925 per share, subject to the adjustments in certain cases described below. The Class A Warrants expire on December 29, 2005.

Adjustments to Exercise Price

    The exercise price and the number of shares of Common Stock issuable upon exercise of the Class A Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

  •
  If, at any time, we (A) pay a dividend or make a distribution with respect to our Common Stock in any shares of any class or series of our capital stock or other securities, (B) subdivide or combine our outstanding shares of Common Stock into a greater or smaller number of shares, as applicable, or (C) issue any shares of our capital stock in a reclassification of our Common Stock;

  •
  If, at any time, we (A) reclassify or change any shares of Common Stock issuable upon exercise of the Class A Warrants, (B) consolidate or merge with another corporation, (C) sell or convey all or substantially all of our assets followed by a distribution to holders of our Common Stock;

  •
  If, at any time we issue, sell, grant or distribute any warrants, options or rights entitling the holders thereof to acquire shares of common stock at a price per share of Common Stock that is below the current market value per share of the Common Stock, determined as of the record date for the issuance of the convertible securities or is lower than the exercise price of the Class A Warrants; or

  •
  If, at any time we issue or sell any shares of Common Stock at a price per share of Common Stock that is lower than the current market value per share of the Common Stock on the date for the issuance or is lower than the exercise price of the Class A Warrants.

    No adjustment to the exercise price and the number of shares of Common Stock issuable upon exercise of the Class A Warrants will be made due to the following events:

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  the issuance of shares pursuant to any warrants outstanding as of the date the Class A Warrants were issued;

  •
  the issuance of shares pursuant to any bona-fide equity compensation plan, including any stock option plan and employee stock purchase plan;

  •
  shares issued upon exercise of the Class A Warrants registered by this prospectus;

  •
  the issuance of shares pursuant to the conversion of the Series A Convertible Preferred Stock; and

  •
  shares issued in connection with a merger, acquisition or other similar business combination in which the Company is the surviving corporation.

    If, at any time after any adjustment is made, the exercise price shall change or any options or convertible securities shall have expired unexercised then the exercise price of the Class A Warrants or the number of shares of Common Stock issuable upon exercise of the Class A Warrant will be adjusted based on such change or expiration.

Exercise

    The Class A Warrants are exercisable at any time on or after the date that they were issued until the date of expiration, December 29, 2005.

Amendment

    Any provision of the Class A Warrant agreement may be amended only with our consent and that of the majority of the number of the then outstanding unexercised Class A Warrants affected. However, no modification, amendment or supplement may be made to the warrant agreement without the consent of each holder of the then outstanding Class A Warrants affected thereby if such modification, amendment or supplement adversely affects the exercise price, the expiration date, the antidilution adjustments or otherwise materially adversely affects the rights of the holders of the Class A Warrants. We and the warrant agent may cure any ambiguity or correct or supplement the Class A Warrant agreement without the approval of the holders of the Class A Warrants so long as the interests of the holders of the Class A Warrants are not materially adversely affected.

Voting

    The holder of the Class A Warrants will have no right to vote on matters submitted to our shareholders and will have no right to receive dividends and will not be deemed a holder of Common Stock.

Listing

    There is no established public trading market for the Class A Warrants. We have applied for the inclusion of the Class A Warrants on the Nasdaq SmallCap Market, but no assurance can be given that the application will be approved. We will take all action which may be necessary to cause the shares of Common Stock underlying the Class A Warrants to be duly listed on the Nasdaq SmallCap Market or any other securities exchange on which our shares of Common Stock are listed.

Terms of the Series A Convertible Preferred Stock

    The Preferred Stock may be issued from time to time without stockholder approval in one or more classes or series, and the board of directors is authorized to fix the dividend rights, dividend rates, conversion rights, rights of exchange, voting rights, rights and terms or redemption (including sinking fund provisions), redemption prices, liquidation preferences and any other rights, preferences, privileges and restrictions of any class or series of Preferred Stock as well as the number of shares constituting such class or series and the designation thereof. The shares of any class or series of Preferred Stock need not be identical. Depending upon the rights of such Preferred Stock, the issuance of Preferred Stock could have an adverse effect on holders of Common Stock by delaying or preventing a change in control of the Company, making removal of the present management more difficult, or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock.

    We are authorized to issue 500,000 shares of Series A Convertible Preferred Stock, of which 405,000 shares are outstanding as of April 19, 2001. We issued those shares to the selling shareholders in December 2000. Each share of Series A Convertible Preferred Stock has an initial stated value of $10 and an initial conversion price of $1.75. The Series A Convertible Preferred Stock ranks senior to our Common Stock and on parity with any class or series of capital stock we subsequently create.

Dividends

    Shares of the Series A Convertible Preferred Stock accrue dividends on a quarterly basis at an annual rate of 6.0% per share payable out of any assets or funds legally available for payment of dividends payable on January 1, April 1, July 1 and October 1, commencing April 1, 2001. Dividends are cumulative and accrue, whether or not declared by our board of directors, but are payable only when and if declared by our board of directors. Dividends may be paid, at our option, either in cash or by the issuance of additional shares of Preferred Stock and, at our option, payment of cash in lieu of fractional shares.

    We must pay all accrued but unpaid dividends on any share of Series A Convertible Preferred Stock upon conversion of the shares of Preferred Stock.

    We may not pay any dividends or any distribution on any class or series of capital stock on parity with or ranking junior to the Series A Convertible Preferred Stock, and we may not repurchase, redeem or otherwise retire nor set funds apart for payment on any junior stock or parity stock without the consent of a majority of the holders of the Series A Convertible Preferred Stock.

Voting Rights

    The holders of the Series A Convertible Preferred Stock are entitled to vote on all matters submitted to a vote of our stockholders. In addition, if we fail to pay any dividends for four or more dividend periods then the holders are entitled to elect two directors to our board until the default is remedied.

Liquidation

    The liquidation preference of the Series A Convertible Preferred Stock is $10 per share plus all accrued but unpaid dividends. Upon liquidation, dissolution or winding up of the Company, each holder of the Series A Convertible Preferred Stock is entitled to be paid in cash out of our assets available for distribution to its shareholders an amount equal to the liquidation preference of the Series A Convertible Preferred Stock before any amounts may be paid to any class or series of capital stock on parity with or ranking junior to the Series A Convertible Preferred Stock.

    If the assets available for distribution to the holders of Series A Convertible Preferred Stock and any other parity security with the preferred stock are insufficient to pay in full all amounts payable to the holders of the Series A Convertible Preferred Stock and all other parity securities, then all of the assets available for distribution to the holders of the Series A Convertible Preferred Stock and parity securities will be distributed among the holders ratably in proportion to the amounts that would be payable if there were sufficient assets to permit payment in full. After payment in full, the holders of the Series A Convertible Preferred Stock will not be entitled to any further distribution of assets.

Optional Redemption

    The Preferred Stock will be redeemable at our option, in whole or in part, at any time on or after December 29, 2002, in an amount equal to the liquidation preference which is the stated value and an amount equal to all accrued and unpaid dividends. If we redeem less than all outstanding shares of Series A Convertible Preferred Stock, we will redeem the shares of Preferred Stock ratably among the holders.

Optional Conversion

    Shares of Series A Convertible Preferred Stock are convertible, at any time, at the option of the holder into shares of Common Stock. Each share of the Series A Convertible Preferred Stock is convertible into such shares of our Common Stock as is determined by dividing the stated value plus all accrued but unpaid dividends by the then effective conversion price.

Adjustments to Conversion Price

    The conversion price and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock are subject to adjustment from time to time upon the occurrence of any of the following events at any time:

  •
  If we (A) pay a dividend or makes a distribution with respect to our Common Stock in any shares of any class or series of its capital stock or other securities, (B) subdivide or combine our outstanding shares of Common Stock into a greater or smaller number of shares, as applicable, or (C) issues any shares of our capital stock in a reclassification of our shares of Common Stock;

  •
  If there occurs a change in control, which includes any merger, consolidation, exchange of shares, recapitalization, reorganization or conveyance of all or substantially all of our assets;

  •
  If we declare or make any distribution of our assets to holders of our Common Stock;

  •
  If we issue or sell warrants, rights, options or other convertible security entitling the holders thereof to acquire shares of Common Stock at a price per share of Common Stock that is below the conversion price; or

  •
  If we issue or sell any shares of Common Stock at a price that is lower than the conversion price.

    If the options expire or the convertible securities are not exercised that caused an adjustment in the conversion price, then the conversion price will be readjusted to the conversion price which would have been in effect had the options or convertible securities never been issued.

Protective Provisions

    Without first obtaining the approval of a majority of the then outstanding shares of Series A Convertible Preferred Stock, we may not:

  •
  issue any security senior to or on par with the Series A Convertible Preferred Stock;

  •
  alter, repeal or amend the rights, preferences or privileges of the Series A Convertible Preferred Stock;

  •
  create any new class or series of capital stock having a preference over or ranking on par with the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company;

  •
  increase the authorized number of shares of the Series A Convertible Preferred Stock; and

  •
  increase the par value of the Common Stock.

Use of Proceeds

    American Country has used the net proceeds from the Private Placement, and will use the proceeds, if any, received from the exercise of the Class A Warrants, which could total $1,567,500, for working capital and general corporate purposes.

Registration

    Pursuant to the terms of the Subscription Agreements, American Country has filed a registration statement on Form S-3 under the Securities Act of 1933 for the resale of the securities sold in the Private Placement as follows:

  •
  814,286 shares of Common Stock;

  •
  814,286 Class A Warrants, which are each initially exercisable for one share of Common Stock at an exercise price of $1.925 per share, subject to anti-dilution adjustments;

  •
  814,286 shares of our Common Stock that are issuable upon the exercise of the Class A Warrants; and

  •
  2,314,283 shares of Common Stock that are issuable upon conversion of the Series A Convertible Preferred Stock, subject to anti-dilution adjustments.

    Upon approval by the shareholders of the Private Placement, American Country will request that SEC declare the registration statement effective.

Factors Affecting Current Stockholders

    While the Board of Directors unanimously recommends approval of the issuance of the Common Stock to the Subscribers and is of the opinion that the issuance would be in the best interest of American Country and its stockholders, American Country's stockholders should consider the following possible factors as well as other information contained in the Proxy Statement in evaluating this Proposal.

Effect of Actual or Potential Future Conversion.

    The Private Placement may increase the number of shares of Common Stock, depending on whether the holders of the Series A Convertible Preferred Stock and Class A Warrants convert or exercise their securities. American Country's issuance of Common Stock upon conversion of the Series A Convertible Preferred Stock and exercise of the Class A Warrants could have a depressive effect on the market price of the Common Stock by increasing the amount of shares of Common Stock outstanding. Such downward pressure could encourage short sales which could place further downward pressure on the price of the Common Stock.

Dilution.

    If all of the shares of Series A Convertible Preferred Stock are converted and if the Class A Warrants are fully exercised and assuming no adjustment to the conversion price or exercise price, and no other issuances of, or conversions or exchanges of securities into, Common Stock, the number of shares of outstanding Common Stock would increase by approximately 34.7% and significantly dilute the ownership interests and proportionate voting power of the existing holders of Common Stock. Adjustments to or resets of the conversion price of the Series A Convertible Preferred Stock or exercise prices of the Class A Warrants would further dilute the ownership interests and voting power of exiting stockholders.

The Subscribers as Majority Stockholders.

    The Subscribers upon conversion of their Series A Convertible Preferred Stock and exercise of their Class A Warrants (along with the Common Stock issued as part of the unit), would become holders of a majority of American Country's Common Stock and as such, would have significant voting power with respect to their shares. As a result, the Subscribers would be able to affect the outcome of all matters brought before the stockholders, including a vote for the election of directors, the approval of mergers and other business combination transactions.

Nasdaq Stockholder Approval Requirement

    The Common Stock is listed on The Nasdaq SmallCap Market. NASD rule 4350 requires stockholder approval of any issuance of securities that will result in the issuance of shares representing 20% or more of the issuer's outstanding shares of Common Stock or voting power prior to the issuance of such securities, at a price per share below the greater of book value or market value of the issuer's Common Stock.

    The total number of shares of Common Stock American Country may issue in the Private Placement (assuming conversion of the Series A Convertible Preferred Stock and exercise of the Class A Warrants) would constitute approximately 48% of American Country's issued and outstanding Common Stock, well in excess of the 20% threshold. Therefore, stockholders must vote in favor of this Proposal Two in order for American Country to issue the Common Stock in compliance with NASD rules.

Reasons for the Private Placement

    Proceeds from the Private Placement are being used for working capital and general corporate purposes.

    The Board of Directors and management of American Country reviewed and considered numerous financing alternatives prior to entering into the Private Placement. The board of directors unanimously approved the Private Placement and related matters. In so doing, the Board considered a number of factors including:

  •
  after the search for capital, the unavailability of other alternatives to the Private Placement due to the unfavorable environment of the capital markets for small companies at the time American Country needed financing; and

  •
  the substantial increase in the American Country's working capital supplied by the proceeds from the Private Placement and the prospect that, as a result of the increase in working capital from the proceeds of the Private Placement, American Country will be able to expand its operations and improve its access to capital markets.

Principal Effects of Approval or Nonapproval

    In the event that the stockholders approve this Proposal Two, American Country will register the Common Stock, Class A Warrants and Common Stock received upon exercise of the Class A Warrants and conversion of the Series A Convertible Preferred Stock and the securities will be freely tradeable under the federal securities laws..

    In the event that the stockholders do not approve this Proposal Two, American Country may be unable to list the Class A Warrants on the NASD.

    In the opinion of the board of directors of American Country, a failure of the stockholders to approve this Proposal Two could have a detrimental effect on its future financing activities, which are critical to the long term success of American Country.

Vote Required for Approval of Proposal

    In order to approve this Proposal Two, American Country must secure the affirmative vote of at least a majority of the shares of common stock present in person or by Proxy at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors deems Proposal Two to be in the best interest of American Country and unanimously recommends a vote FOR approval thereof. Unless authority to do so is withheld, the person(s) named in the Proxy will vote the shares represented thereby FOR Proposal Two.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The board of directors has appointed PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001.

    For the fiscal year ended December 31, 2000, American Country incurred fees of $185,350 for services provided by PricewaterhouseCoopers LLP. This includes audit fees in the amount of $163,050 and other fees of $22,300, which were incurred for tax return preparation services and review of the Company's non-financial SEC filings.

    PricewaterhouseCoopers LLP did not perform any professional services in connection with operating or supervising the operation of our information system or managing our local area network, nor did they perform any professional services in connection with designing or implementing a hardware or software system.

    Although the selection of auditors does not require ratification, the board of directors has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification due to the significance of such firm's appointment to American Country. Approval by holders of the majority of shares of Common Stock represented in person or by proxy at the Meeting is necessary for stockholder ratification of the appointment of PricewaterhouseCoopers LLP. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the board of directors will consider the appointment of other certified public accountants.

    It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions from stockholders.

    The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2001.

CERTAIN INTERESTS AND TRANSACTIONS

    Janney Montgomery Scott LLC, an investment banking firm, acted as our placement agent in connection with our sale of 814,286 units and 405,000 shares of Series A Convertible Preferred Stock in December 2000. The proceeds of the offering were $5,475,000 with American Country receiving net proceeds, after deduction of the selling concessions and estimated offerings expenses, of approximately $5,251,000. Janney Montgomery Scott received $193,500 for their services as our placement agent. William J. Barrett, who serves on our board of directors, is a Senior Vice President of Janney Montgomery Scott. Mr. Barrett, who is listed above as a selling shareholder, purchased 57,143 units in our December 2000 offering.

    In January 2000, Janney Montgomery Scott Inc. received a fee of $50,000 from American Country for its services in rendering financial consulting services in connection with a corporate transaction that

American Country was contemplating. The transaction was not completed, and Janney Montgomery Scott Inc. has applied this credit to fees associated with the Private Placement.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish American Country with copies of all such Section 16(a) reports that they file.

    Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to us or written representations that no Form 5 filings were required, American Country believes that during the period from January 1, 2000 through December 31, 2000, its officers, directors and more-than-ten-percent beneficial owners filed in a timely manner all reports required to be filed pursuant to Section 16(a), except for Ronald J. Gold who filed his December, 2000 Form 4 on April 10, 2001.

OTHER BUSINESS

    At the date of this proxy statement, American Country has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should come before the Meeting, the proxies will be voted in the discretion of the proxyholders.

STOCKHOLDER PROPOSALS

    Any stockholder proposal intended to be presented at our next annual meeting of stockholders must be received by American Country at its principal executive office on or before December 7, 2001, to be included in our proxy statement and form of proxy relating to that meeting.

                      By Order of the Board of Directors,

                      /s/ Ronald Jay Gold
                      Ronald Jay Gold
                      Secretary

April 30, 2001

    A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC, will be furnished to stockholders free of charge upon written request to Karla M. Violetto,CPA, Vice President and Chief Financial Officer of American Country, at 222 North LaSalle Street, Suite 1600, Chicago, Illinois 60601.

v  Please Detach and Mail in the Envelope Provided  v

PROXY
SOLICITED BY THE BOARD OF DIRECTORS

American Country Holdings Inc.
222 North LaSalle Street
Chicago, Illinois 60601

    The undersigned hereby appoints John A. Dore, as proxy, with power of substitution and revocation, acting by a majority of those present and voting to vote the stock of American Country Holdings Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 7, 2001, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the following:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR THE AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK REPRESENTING 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK OF AMERICAN COUNTRY AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

(Continued, and to be dated and signed on other side)

v  Please Detach and Mail in the Envelope Provided  v

/X/	Please mark your votes as in this example using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS

		FOR NOMINEES	WITHHOLD AUTHORITY to vote for all Nominees			FOR	AGAINST	ABSTAIN
1.	Election of Directors.	/ /	/ /	2.	Authorization and approval of the issuance of common stock representing 20% or more of the outstanding shares of Common Stock of American Country.	/ /	/ /	/ /
	Election of John A. Dore, Martin L. Solomon, William J. Barrett, Edwin W. Elder, Richard H. Konrad and Wilmer J. Thomas, Jr. WITHHOLD AUTHORITY to vote for the following nominee(s)					FOR	AGAINST	ABSTAIN
				3.	Ratification of Independent Auditors; Ratification of the Board of Directors' appointment of PricewaterhouseCoopers LLP as American Country's independent auditors for the 2001 fiscal year.	/ /	/ /	/ /

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR, FOR THE AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK REPRESENTING 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK OF AMERICAN COUNTRY AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2001.
_______________ _______________ Dated: _______________, 2001 Signed Signed					PLEASE SIGN EXACTLY AS NAMES APPEAR ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN, TRUSTEES, EXECUTORS, ETC. SHOULD INDICATE THE CAPACITY IN WHICH THEY ARE SIGNING.
Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option Grants In Last Fiscal Year
Compensation Committee Report on Compensation of Executive Officers
Compensation Committee Interlocks and Insider Participation
PROPOSAL TWO—AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE EXERCISE OF THE CLASS A WARRANTS AND SERIES A PREFERRED STOCK.
RECOMMENDATION OF THE BOARD OF DIRECTORS
PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
CERTAIN INTERESTS AND TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
OTHER BUSINESS
STOCKHOLDER PROPOSALS